SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 1, 2001




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)




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ITEM 5.  OTHER EVENTS

A.  On February 1, 2001, CPI Corp. made the following announcement:

    CPI CORP. AND SEARS LAUNCH SEARSPHOTOS.COM

    ST. LOUIS, MO., FEBRUARY 1, 2001 - CPI CORP. (NYSE: CPY). CPI and Sears, Roebuck and Co. (NYSE: S) announced today the formation of searsphotos.com, a new licensed business offering on-line photo processing and archiving for customers of Sears and Sears Portrait Studios.

    The new service will be implemented by Centrics Technology (Centrics), a new company that embodies the software development staff that has served CPI for the past eight years in the creation and implementation of Sears Portrait Studio digital imaging program. The new imaging service will allow customers to preserve, share and use portrait images in conjunction with their personally created images and other memorabilia to create digital archives through a Sears sponsored internet-based system. The photo finishing and digitizing services will be provided by District Photo of Beltsville, Md., which will be a primary vendor for the new company.

    In addition to their efforts supporting searsphotos.com, Centrics will continue to develop software for CPI and also will develop commercial software for other retail enterprises.

    Alyn V. Essman, Chief Executive Officer of CPI described the new venture as "a very significant step toward CPI's long anticipated vision of introducing our Sears Portrait Studio customers to the exciting new digital world." Continuing, he said "All of our efforts and investments in the portrait studio development over the last decade have been directed to the conceptual development of programs to assist our customers to make better use of their treasured memories. We are interested not only in the creation of cherished images of their children. We also want to facilitate the emotional satisfaction that arises from the sharing of a "virtual album" of family memories. The integration of all these images in an accessible file has been the focal point of our vision for the integrated virtual digital studio of the future. We have invested significantly in this capability and we now expect to build a solid business on that foundation."

    "Searsphotos.com is a natural extension of Sears Portrait Studio business and a complement to the other products and services offered in Sears stores," said Jack Krings, Vice President and General Manager of Sears Licensed Businesses.
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    "Through searsphoto.com, our customers will have instant
    access to their photos allowing them to order prints, create on-line photo albums and share their photos with family and friends any time right from their home computer."

    Sears, Roebuck and Co. is a leading U.S. retailer of apparel, home and automotive products and services, with annual revenue of more than $41 billion. The company serves families across the country through approximately 860 full-line department stores, approximately 2,100 specialized retail locations, and a variety of online offerings accessible through the company's Web site, www.sears.com.

    CPI Corp. is a consumer services company with $319.1 million in fiscal 1999 sales from continuing operations, operating
    1,024 Sears Portraits Studios in the United States, Puerto
    Rico and Canada.



































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                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            /s/   Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  February 5, 2001

























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